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Pursuant to 17 C.F.R. Section 200.83

Exhibit 99.3

Execution Version

SIXTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

DIRECT VET MARKETING, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Direct Vet Marketing, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.    That the name of this corporation is Direct Vet Marketing, Inc., and that this corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 14, 2010.

2.    That the Board of Directors duly adopted resolutions proposing to amend and restate the Fifth Amended and Restated Certificate of Incorporation of this corporation, as amended, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Fifth Amended and Restated Certificate of Incorporation of this corporation (as amended and restated, this “Certificate of Incorporation”) be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is Direct Vet Marketing, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 901 N. Market Street, Suite 705, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is Delaware Corporate Services, Inc.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 102,309,645 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 82,603,840 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

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The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK

1.    General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.    Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B.	PREFERRED STOCK

7,427,987 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock”, 6,688,373 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock”, 6,360,335 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock”, 7,850,447 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock”, 17,110,033 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series E Preferred Stock” and 37,166,665 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series F Preferred Stock”. The following is a statement of the rights, preferences, powers, privileges and restrictions, qualifications and limitations of the Preferred Stock. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1.    Dividends.

1.1    From and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the rate equal to 8% of the Series A Original Issue Price (as defined below) shall accrue on such shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with

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respect to the Series A Preferred Stock) (the “Series A Non-Cumulative Dividends”). From and after the date of the issuance of any shares of Series B Preferred Stock, dividends at the rate equal to 8% of the Series B Original Issue Price (as defined below) shall accrue on such shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) (the “Series B Non-Cumulative Dividends”). From and after the date of the issuance of any shares of Series C Preferred Stock, dividends at the rate equal to 8% of the Series C Original Issue Price (as defined below) shall accrue on such shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) (the “Series C Non-Cumulative Dividends”, and together with the Series A Non-Cumulative Dividends and the Series B Non-Cumulative Dividends, the “Non-Cumulative Dividends”). From and after the date of the issuance of any shares of Series D Preferred Stock, dividends at the rate equal to 8% of the Series D Original Issue Price (as defined below) shall accrue on such shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) (the “Series D Cumulative Dividends”). From and after the date of the issuance of any shares of Series E Preferred Stock, dividends at the rate equal to 8% of the Series E Original Issue Price (as defined below) shall accrue on such shares of Series E Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) (the “Series E Cumulative Dividends”). From and after the date of the issuance of any shares of Series F Preferred Stock, dividends at the rate equal to 8% of the Series F Original Issue Price (as defined below) shall accrue on such shares of Series F Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) (the “Series F Cumulative Dividends” and together with the Series D Cumulative Dividends and the Series E Cumulative Dividends, “Cumulative Dividends”, and collectively with the Non-Cumulative Dividends, the “Preferred Dividends”). Non-Cumulative Dividends shall be non-cumulative and Cumulative Dividends shall accrue from year to year, whether or not declared, and shall be cumulative; provided however, that except as set forth in Subsections 1.2, 2.1, 4.3.1, 5.2 and 6.1 below, such Preferred Dividends shall be payable, on a pari passu basis, only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Preferred Dividends.

1.2    The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Non-Cumulative Dividends or Cumulative Dividends then accrued on such share of Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of such Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock in accordance with Subsection 4.1.1 and (2) the number of shares of Common Stock issuable upon conversion of a share of such Preferred Stock, in each

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case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of such Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series Preferred Issue Price applicable to such share of Preferred Stock Notwithstanding anything to the contrary in this Subsection 1.2, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend. For the avoidance of doubt, each share of Preferred Stock shall, in addition to any other dividends accrued, paid, declared or set aside in respect of such share, participate on an as-converted basis in any dividends paid or declared on the Common Stock or any other class or series of capital stock of the Corporation that are convertible into Common Stock after compliance with the other provisions hereof. The “Series A Original Issue Price” shall mean $0.43 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series B Original Issue Price” shall mean $0.86 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Series C Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock. The “Series D Original Issue Price” shall mean $1.12 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock. The “Series E Original Issue Price” shall mean $3.09 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock. The “Series F Original Issue Price” shall mean $6.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series F Preferred Stock. The Series A Original Issue Price, the Series B Original Issue Price, the Series C Original Issue Price, the Series D Original Issue Price, the Series E Original Issue Price and Series F Original Issue Price are each referred to as a “Series Preferred Issue Price”.

2.    Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1    Preferential Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event (collectively, a “Liquidation Event”), the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series Preferred Issue Price applicable to such share of Preferred Stock plus, in the case of each share of Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, all

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Cumulative Dividends then accrued on such share of Preferred Stock and not previously paid plus, in the case of all shares of Preferred Stock, any other dividends declared but unpaid thereon, and (ii) the amount that such holder would receive per share of Preferred Stock if such share (and each other share of Preferred Stock that would receive a greater amount pursuant to this clause (ii)) were converted into Common Stock in accordance with Subsection 4.1.1 immediately prior to the Liquidation Event. If upon any such Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution (a) first, pro rata in proportion to the aggregate amount such holder is entitled to receive with respect to all shares of Preferred Stock then held by each such holder less (x) in the case of each share of Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, all Cumulative Dividends then accrued thereon and not previously paid and (y) in the case of all shares of Preferred Stock, any other dividends declared but unpaid thereon (the amounts described in clauses (x) and (y) together, the “Dividend Portion”), and (b) thereafter, pro rata in proportion to the aggregate Dividend Portion in respect of the Preferred Stock to which each such holder is then entitled. The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under this Subsection 2.1 is hereinafter referred to as the “Series A Liquidation Amount”. The aggregate amount which a holder of a share of Series B Preferred Stock is entitled to receive under this Subsection 2.1 is hereinafter referred to as the “Series B Liquidation Amount”. The aggregate amount which a holder of a share of Series C Preferred Stock is entitled to receive under this Subsection 2.1 is hereinafter referred to as the “Series C Liquidation Amount”. The aggregate amount which a holder of a share of Series D Preferred Stock is entitled to receive under this Subsection 2.1 is hereinafter referred to as the “Series D Liquidation Amount”. The aggregate amount which a holder of a share of Series E Preferred Stock is entitled to receive under this Subsection 2.1 is hereinafter referred to as the “Series E Liquidation Amount”.    The aggregate amount which a holder of a share of Series F Preferred Stock is entitled to receive under this Subsection 2.1 is hereinafter referred to as the “Series F Liquidation Amount”.

2.2    Distribution of Remaining Assets. In the event of any Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Common Stock, pro rata in proportion to the number of shares held by each such holder.

2.3    Deemed Liquidation Events.

2.3.1    Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of (i) at least sixty percent (60%) of the then outstanding shares of Preferred Stock (voting as a single class and on an as-converted basis) (the “Majority Holders”), and (ii) with respect to the Series F Preferred Stock, the holders of at least seventy percent (70%) of the then outstanding shares of Series F Preferred Stock (collectively, the “Series F Required Holders”) with respect to the Series F Preferred, elect otherwise by written notice sent to the Corporation at least seven (7) days prior to the effective date of any such event:

(a)    a merger or consolidation in which

(i)	the Corporation is a constituent party or

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(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of such majority, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(b)    the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2    Effecting a Deemed Liquidation Event.

(a)    The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

(b)    In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the Majority

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Holders, or with respect to the Series F Preferred Stock, the Series F Required Holders, so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the Series A Liquidation Amount, Series B Liquidation Amount, Series C Liquidation Amount, Series D Liquidation Amount, Series E Liquidation Amount or Series F Liquidation Amount, as applicable. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Preferred Stock to the fullest extent of such remaining Available Proceeds, pro rata in proportion to the respective amounts, and in accordance with the priority in Section 2.1, which would otherwise be payable in respect of the shares of Preferred Stock to be redeemed if the Available Proceeds were sufficient to redeem all shares of Preferred Stock, and, to the extent not redeemed in full, shall redeem the remaining shares of Preferred Stock to have been redeemed as soon as it may lawfully do so under Delaware law governing distributions to stockholders. The provisions of Subsections 6.2 through 6.4 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Preferred Stock pursuant to this Subsection 2.3.2(b). Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.3.3    Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

2.3.4    Allocation of Escrow. In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement or plan of distribution pursuant to Subsection 2.3.2(b) shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

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3.    Voting.

3.1    General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter (assuming for such purpose that Cumulative Dividends payable upon conversion of shares of Series D Preferred Stock, shares of Series E Preferred Stock and shares of Series F Preferred Stock are paid in cash and not in shares of Common Stock). Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2    Election of Directors. The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series A Director”), the holders of record of the shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series C Director”), the holders of record of the shares of Series D Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series D Director”), the holders of record of the shares of Series E Preferred Stock, exclusively and as a separate class, shall be entitled to elect two directors of the Corporation (the “Series E Directors”), the holders of record of the shares of Series F Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series F Director”, and together with the Series A Director, the Series C Director, the Series D Director and the Series E Directors, the “Preferred Directors”), and the holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or the Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the

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balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2. The rights of the holders of Preferred Stock under the first sentence of this Subsection 3.2 shall terminate with respect to a given series of Preferred Stock on the first date following the Series F Original Issue Date on which there are issued and outstanding less than (a) 100,000 shares of Series A Preferred Stock, (b) 100,000 shares of Series C Preferred Stock, (c) 100,000 shares of Series D Preferred Stock (d) 100,000 shares of Series E Preferred Stock or (e) 100,000 shares of Series F Preferred Stock (each subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such series of Preferred Stock), as applicable.

3.3    Preferred Stock Protective Provisions.

3.3.1    Preferred Stock Protective Provisions – Majority Holders. At any time when shares of Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the Majority Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)    liquidate, dissolve or wind-up the business and affairs of the Corporation, or effect any Deemed Liquidation Event, or consent to any of the foregoing;

(b)    engage in any change of control transaction of the Corporation or any subsidiary or permit a change in control transaction of the Corporation or any subsidiary not treated as a Deemed Liquidation Event;

(c)    amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation;

(d)    create, or authorize the creation of, or issue or obligate itself to issue shares of any additional class or series of capital stock, or security convertible into or exercisable for any class or series of capital stock, that ranks senior to or on parity with any series of Preferred Stock with respect to the distribution of assets on any Liquidation Event, the payment of dividends and rights of redemption, or increase the authorized number of shares of any series of Preferred Stock;

(e)    (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with any series of Preferred Stock (including any other series of Preferred Stock) in respect of the distribution of assets on any Liquidation Event, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render

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such other security senior to any series of Preferred Stock (including any other series of Preferred Stock) in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to any series of Preferred Stock (including any other series of Preferred Stock) in respect of the distribution of assets on any Liquidation Event, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with any series of Preferred Stock in respect of any such right, preference or privilege;

(f)    purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

(g)    create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $500,000, other than payables in the ordinary course of business, unless such debt security has received the prior approval of the Board of Directors, including the approval of at least two-thirds of the Preferred Directors;

(h)    increase or decrease the authorized number of directors constituting the Board of Directors;

(i)    reclassify, alter or amend the preferences, rights or privileges of any series of Preferred Stock;

(j)    create a new plan or arrangement for the grant or issuance of shares of capital stock, or options to purchase shares of the capital stock, of the Corporation to employees or officers of, or consultants, advisors or other persons providing services to, the Corporation, or increase the number of shares available under such a plan or arrangement, unless any such plan or arrangement is approved by the Board of Directors, including the approval of at least two-thirds of the Preferred Directors at the time serving;

(k)    effect any acquisition of the capital stock or equity interests of another entity which results in the consolidation of the results of operations of such acquired entity into the results of operations of the Corporation, or the acquisition of all or substantially all of the assets of another entity, unless such acquisition is approved by the Board of Directors, including the approval of at least two-thirds of the Preferred Directors at the time serving; or

(l)    create, or hold capital stock in any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the

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Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary.

3.3.2    Preferred Stock Protective Provisions – Series Majority. For so long as any shares of Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding shares of any series of Preferred Stock (with each series of Preferred Stock voting as a separate class and on an as-converted basis), shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise) given in writing or by vote at a meeting, consenting or voting (as the case may be): amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of such series of Preferred Stock.

3.3.3    Series E Preferred Stock Protective Provisions. For so long as any shares of Series E Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Series E Preferred Stock, voting together on an as converted basis (the “Majority Series E Holders”), shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise) given in writing or by vote at a meeting, consenting or voting (as the case may be), separately as a class:

(a)    take any action that, materially adversely, and in a disproportionate manner relative to the other series of Preferred Stock, alters the powers, preferences or rights of the holders of Series E Preferred Stock as a class (including any amendment, alteration or repeal of a material agreement to which the Corporation is a party);

(b)    on or before July 2, 2019, engage in any change of control transaction of the Corporation or any subsidiary or permit a change in control transaction of the Corporation or any subsidiary, or any liquidation, dissolution or winding up or effect a Deemed Liquidation Event (irrespective of whether or not the Majority Holders shall have elected, pursuant to Section 2.3.1, not to treat any such event or transaction as a Deemed Liquidation Event) (except in each case, where each share of Series E Preferred Stock receives proceeds equal to at least four (4) times the Series E Original Issue Price);

(c)    require the conversion of any shares of Series E Preferred Stock other than in connection with the consummation of a Qualified Public Offering;

(d)    change the principal business of the Corporation; or

(e)    create, or authorize the creation of, or issue or obligate itself to issue shares of any additional class or series of capital stock, or security convertible into or exercisable for any class or series of capital stock, that ranks senior to the Series E Preferred Stock with respect to the distribution of assets on any Liquidation Event, the payment of dividends and rights of redemption.

Confidential Treatment Requested by HS Spinco, Inc.

Pursuant to 17 C.F.R. Section 200.83

3.3.4    Series F Preferred Stock Protective Provisions. For so long as any shares of Series F Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Series F Preferred Stock, voting together on an as converted basis (the “Majority Series F Holders”), shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise) given in writing or by vote at a meeting, consenting or voting (as the case may be), separately as a class:

(a)    either directly or by amendment, merger, consolidation, or otherwise, amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series F Preferred Stock;

(b)    take any action that, materially adversely, and in a disproportionate manner relative to the other series of Preferred Stock, alters the powers, preferences or rights of the holders of Series F Preferred Stock as a class (including any amendment, alteration or repeal of a material agreement to which the Corporation is a party);

(c)    change the principal business of the Corporation; or

(d)    create, or authorize the creation of, or issue or obligate itself to issue shares of any additional class or series of capital stock, or security convertible into or exercisable for any class or series of capital stock, that ranks senior to the Series F Preferred Stock with respect to the distribution of assets on any Liquidation Event, the payment of dividends and rights of redemption.

4.    Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1    Right to Convert.

4.1.1    Conversion Ratio.

(a)    Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $0.43. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(b)    Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion. The “Series B Conversion Price” shall initially be equal to $0.86. Such initial Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

Confidential Treatment Requested by HS Spinco, Inc.

Pursuant to 17 C.F.R. Section 200.83

(c)    Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion. The “Series C Conversion Price” shall initially be equal to $1.00. Such initial Series C Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(d)    Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series D Original Issue Price by the Series D Conversion Price (as defined below) in effect at the time of conversion. The “Series D Conversion Price” shall initially be equal to $1.12. Such initial Series D Conversion Price, and the rate at which shares of Series D Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(e)    Each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series E Original Issue Price by the Series E Conversion Price (as defined below) in effect at the time of conversion. The “Series E Conversion Price” shall initially be equal to $3.09. Such initial Series E Conversion Price, and the rate at which shares of Series E Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(f)    Each share of Series F Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series F Original Issue Price by the Series F Conversion Price (as defined below) in effect at the time of conversion. The “Series F Conversion Price” shall initially be equal to $6.00. Such initial Series F Conversion Price, and the rate at which shares of Series F Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2    Termination of Conversion Rights. In the event of a notice of redemption of any shares of Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

Confidential Treatment Requested by HS Spinco, Inc.

Pursuant to 17 C.F.R. Section 200.83

4.2    Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3    Mechanics of Conversion.

4.3.1    Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) in the case of each share of Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, whether or not declared, pay in cash or in shares of Common Stock, to be decided by the Corporation in its sole discretion, (the number of which shares of which Common Stock will be determined based the fair market value thereof at the Conversion Time of such issue, as determined in good faith by the Board of Directors of the Corporation) all Cumulative Dividends then accrued on such share of Preferred Stock and not previously paid and, in the case of all shares of Preferred Stock, pay all other declared but unpaid dividends on the shares of Preferred Stock converted. At the request of the holders of a majority of the then-outstanding Series E Preferred Stock and/or Series F Preferred Stock, the Corporation will cooperate with such

Confidential Treatment Requested by HS Spinco, Inc.

Pursuant to 17 C.F.R. Section 200.83

holders to effect the exchange of shares of Preferred Stock for shares of Common Stock and cash in a way that is reasonably satisfactory to such holders and not adverse to the Corporation or any other stockholder, provided that such holders of Series E Preferred Stock and/or Series F Preferred Stock will exclusively bear any incremental costs to the Corporation of any such exchange and will indemnify the Corporation for any consequences thereof in a manner reasonably satisfactory to the Corporation.

4.3.2    Reservation of Shares. The Corporation shall at all times when Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock (assuming for such purpose that Cumulative Dividends payable upon conversion of shares of Series D Preferred Stock, shares of Series E Preferred Stock and shares of Series F Preferred Stock are paid in cash and not in shares of Common Stock); and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, respectively, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price, respectively.

4.3.3    Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any Cumulative Dividends accrued and not previously paid and any other dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4    No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price, as the case may be, shall be made for any declared but unpaid dividends on the Series A Preferred Stock,

Confidential Treatment Requested by HS Spinco, Inc.

Pursuant to 17 C.F.R. Section 200.83

Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, respectively, surrendered for conversion or on the Common Stock delivered upon conversion thereof.

4.3.5    Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4    Adjustments to Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price and Series F Conversion Price for Diluting Issues.

4.4.1    Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a)    “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)    “Series F Original Issue Date” shall mean the date on which the first share of Series F Preferred Stock was issued.

(c)    “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d)    “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series F Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	Options or Convertible Securities issued prior to the Series F Original Issue Date;

(ii)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;

(iii)

shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

Confidential Treatment Requested by HS Spinco, Inc.

Pursuant to 17 C.F.R. Section 200.83

(iv)

shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including the approval of at least two-thirds of the Preferred Directors at the time in office;

(v)

shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided that (i) such issuance is pursuant to the terms of such Option or Convertible Security, and (ii) all adjustments to the Conversion Price applicable to each series of Preferred Stock resulting from the issuance of such Options or Convertible Securities have been made in accordance with Section 4.4.3 or have been validly waived;

(vi)

shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing, or real property leasing transaction approved by the Board of Directors of the Corporation, including the approval of at least two-thirds of the Preferred Directors at the time in office; or

(vii)

shares of Common Stock, Options or Convertible Securities issued in connection with acquisition, joint venture or similar strategic transactions, the issuance of which has been approved by the Board of Directors, including the approval of at least two-thirds of the Preferred Directors at the time in office.

4.4.2    No Adjustment of Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price and Series F Conversion Price. No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the

Confidential Treatment Requested by HS Spinco, Inc.

Pursuant to 17 C.F.R. Section 200.83

Corporation receives written notice from the holders of at least 60% of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series B Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 60% of the then outstanding shares of Series B Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series C Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series C Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series D Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series D Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series E Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series E Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series F Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least sixty percent (60%) of the then outstanding shares of Series F Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3    Deemed Issue of Additional Shares of Common Stock.

(a)    If the Corporation at any time or from time to time after the Series F Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)    If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or Series F Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the

Confidential Treatment Requested by HS Spinco, Inc.

Pursuant to 17 C.F.R. Section 200.83

provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or Series F Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price, as appropriate, as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing (i) the Series A Conversion Price to an amount which exceeds the lower of (A) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (B) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date, (ii) the Series B Conversion Price to an amount which exceeds the lower of (A) the Series B Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (B) the Series B Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date, (iii) the Series C Conversion Price to an amount which exceeds the lower of (A) the Series C Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (B) the Series C Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date, (iv) the Series D Conversion Price to an amount which exceeds the lower of (A) the Series D Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (B) the Series D Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date, (v) the Series E Conversion Price to an amount which exceeds the lower of (A) the Series E Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (B) the Series E Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date or (vi) the Series F Conversion Price to an amount which exceeds the lower of (A) the Series F Conversion Price in effect immediately prior to the

Confidential Treatment Requested by HS Spinco, Inc.

Pursuant to 17 C.F.R. Section 200.83

original adjustment made as a result of the issuance of such Option or Convertible Security, or (B) the Series F Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)    If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price, pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price, respectively, then in effect, or because such Option or Convertible Security was issued before the Series F Original Issue Date), are revised after the Series F Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)    Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to (i) the Series A Conversion Price pursuant to the terms of Subsection 4.4.4, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued, (ii) the Series B Conversion Price pursuant to the terms of Subsection 4.4.4, the Series B Conversion Price shall be readjusted to such Series B Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued, (iii) the Series C Conversion Price pursuant to the terms of Subsection 4.4.4, the Series C Conversion Price shall be readjusted to such Series C Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued, (iv) the Series D Conversion Price pursuant to the terms of Subsection 4.4.4, the Series D Conversion Price shall be readjusted to such Series D Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued, (v) the Series E Conversion Price pursuant to the terms of Subsection 4.4.4, the Series E Conversion Price shall be readjusted to such Series E Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued, or (vi) the Series F Conversion Price pursuant to the terms of Subsection 4.4.4, the Series F Conversion Price shall be readjusted to such Series F Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

Confidential Treatment Requested by HS Spinco, Inc.

Pursuant to 17 C.F.R. Section 200.83

(e)    If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price, to the Series B Conversion Price, to the Series C Conversion Price, the Series D Conversion Price, to the Series E Conversion Price or to the Series F Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series F Conversion Price, respectively, that such issuance or amendment took place at the time such calculation can first be made.

4.4.4    Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series F Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the applicable Conversion Price for the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock in effect immediately prior to such issue, then the applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)    “CP2” shall mean, (1) in the case of the Series A Preferred Stock, the Series A Conversion Price, (2) in the case of the Series B Preferred Stock, the Series B Conversion Price, (3) in the case of the Series C Preferred Stock, the Series C Conversion Price, (4) in the case of the Series D Preferred Stock, the Series D Conversion Price, (5) in the case of the Series E Preferred Stock, the Series E Conversion Price, and (6) in the case of the Series F Preferred Stock, the Series F Conversion Price, in each case, in effect immediately after such issue of Additional Shares of Common Stock;

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(b)    “CP1” shall mean, (1) in the case of the Series A Preferred Stock, the Series A Conversion Price, (2) in the case of the Series B Preferred Stock, the Series B Conversion Price, (3) in the case of the Series C Preferred Stock, the Series C Conversion Price, (4) in the case of the Series D Preferred Stock, the Series D Conversion Price, (5) in the case of the Series E Preferred Stock, the Series E Conversion Price, and (6) in the case of the Series F Preferred Stock, the Series F Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c)    “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d)    “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e)    “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5    Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)    Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)

insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)

in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

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(b)    Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i)

the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)

the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6    Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series F Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and/or the Series F Conversion Price, as applicable, shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5    Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series F Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price, the Series B Conversion Price,

Confidential Treatment Requested by HS Spinco, Inc.

Pursuant to 17 C.F.R. Section 200.83

Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and the Series F Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series F Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and the Series F Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6    Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series F Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series F Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series F Conversion Price, as the case may be, then in effect by a fraction:

(1)	the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)

the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and the Series F Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and the Series F Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made with respect to the Series A

Confidential Treatment Requested by HS Spinco, Inc.

Pursuant to 17 C.F.R. Section 200.83

Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock if the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock, respectively, simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or the Series F Preferred Stock, respectively, had been converted into Common Stock on the date of such event.

4.7    Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series F Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as applicable, shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock, respectively, had been converted into Common Stock on the date of such event.

4.8    Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not all Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, the Series B Conversion Price, Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series F Conversion Price, as the case may be) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock. For the avoidance of doubt, nothing in this Section 4.8 shall be construed as preventing the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock from

Confidential Treatment Requested by HS Spinco, Inc.

Pursuant to 17 C.F.R. Section 200.83

seeking any appraisal rights to which they are otherwise entitled under the DGCL in connection with a merger triggering an adjustment hereunder, nor shall this Section 4.8 be deemed conclusive evidence of the fair value of the shares of Preferred Stock in any such appraisal proceeding.

4.9    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, the Series B Conversion Price, Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series F Conversion Price, pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable, but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, respectively, a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price, as applicable, then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as applicable.

4.10    Notice of Record Date. In the event:

(a)    the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)    of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, Deemed Liquidation Event, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other

Confidential Treatment Requested by HS Spinco, Inc.

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capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, Deemed Liquidation Event, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5.    Mandatory Conversion.

5.1    Trigger Events.

5.1.1    Upon the closing of the sale of shares of Common Stock to the public, in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, based on a pre-offering enterprise valuation of at least $500,000,000 and resulting in at least $50,000,000 of gross proceeds to the Corporation (a “Qualified Public Offering”), all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate for such shares and such shares of Preferred Stock may not be reissued by the Corporation.

5.1.2

(a)    On the date and time, or the occurrence of an event, specified by vote or written consent of the Majority Holders, all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall automatically be converted into that number of shares of Common Stock at the then effective conversion rate for such shares and such shares of Preferred Stock may not be reissued by the Corporation;

(b)    On the date and time, or the occurrence of an event, specified by vote or written consent of the Series F Required Holders, all outstanding shares of Series F Preferred Stock shall automatically be converted into that number of shares of Common Stock at the then effective conversion rate for such shares and such shares of Series F Preferred Stock may not be reissued by the Corporation.

5.2    Procedural Requirements. The time of the closing of a public offering described in Subsection 5.1.1 or the date and time specified or the time of the event specified in such vote or written consent referred to in Subsection 5.1.2 is hereinafter referred to as a “Mandatory Conversion Time”. All holders of record of shares of Preferred Stock converted pursuant to Subsections 5.1.1 or 5.1.2, as the case may be, shall be sent, as applicable, written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on

Confidential Treatment Requested by HS Spinco, Inc.

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account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment, in the case of each share of Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, in cash or in shares of Common Stock, to be decided by the Corporation in its sole discretion, (the number of which shares of which Common Stock will be determined based the fair market value thereof at the Conversion Time of such issue, as determined in good faith by the Board of Directors of the Corporation, which in the event of a Qualified Public Offering shall be the price at which shares were sold to the public by the Corporation in such Qualified Public Offering) of all Cumulative Dividends then accrued on such share of Preferred Stock and not previously paid and the payment, in the case of all shares of Preferred Stock, of all other declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly. At the request of the holders of a majority of the then-outstanding Series E Preferred Stock and/or Series F Preferred Stock, the Corporation will cooperate with such holders to effect the exchange of shares of Preferred Stock for shares of Common Stock and cash in lieu of a conversion in a way that is reasonably satisfactory to such holders and not adverse to the Corporation or any other stockholder, provided that such holders of Series E Preferred Stock and Series F Preferred Stock, as applicable, will exclusively bear any incremental costs to the Corporation of any such exchange and will indemnify the Corporation for any consequences thereof in a manner reasonably satisfactory to the Corporation.

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6.    Redemption.

6.1    Redemption. Shares of Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price equal to the Series A Original Issue Price, Series B Original Issue Price, Series C Original Issue Price, Series D Original Issue Price, Series E Original Issue Price or Series F Original Issue Price, as applicable, per share, plus all Cumulative Dividends accrued and not previously paid and any other declared but unpaid dividends thereon (the “Redemption Price”), as follows:

6.1.1    First, in three equal annual installments commencing not more than 60 days after receipt by the Corporation of written notice from one or more Series F Major Investor (with respect to the Series F Preferred Stock held by such Series F Major Investor) requesting redemption of all shares of Series F Preferred Stock held by such Series F Major Investor, at any time on or after the fifth (5th) anniversary of the Series F Original Issue Date (a “Series F Redemption Request”), the Corporation shall redeem all shares of Series F Preferred Stock held by the requesting holder(s) and all shares of Series F Preferred Stock held by each other holder that elects, by written notice to the Company delivered at least twenty (20) days prior to the first Series F Redemption Date (a “Series F Redemption Joinder Election”), to have such holders shares of Series F Preferred Stock redeemed in the redemption effected pursuant to the Series F Redemption Request (the “Designated Series F Preferred Stock”). The date of each such installment shall be referred to as a “Series F Redemption Date”.    For purposes hereof, a “Series F Major Investor” shall mean a holder of Series F Preferred Stock that acquired such shares on or prior to July 18, 2017, for so long as the stockholder holds at least 10% of the shares of Series F Preferred Stock held by such stockholder as of July 18, 2017).

6.1.2    Second, after redemption in full of all of the shares of Designated Series F Preferred Stock, and not prior thereto, in three equal annual installments commencing not more than 60 days after receipt by the Corporation of written notice from the Majority Series E Holders, voting as a separate class, requesting redemption of all shares of Series E Preferred Stock, at any time on or after the fifth (5th) anniversary of the Series F Original Issue Date (a “Series E Redemption Request”). The date of each such installment shall be referred to as a “Series E Redemption Date”.

6.1.3    Third, after redemption in full of all of the shares of all Designated Series F Preferred Stock in accordance with Section 6.1.1 and all shares Series E Preferred Stock (other than Excluded Shares) in accordance with Section 6.1.2, in three annual installments commencing not more than 60 days after the final Series E Redemption Date and subject to receipt by the Corporation at least 60 days prior to the first Series A-D Redemption Date of written notice requesting redemption of all shares of one or more series of Preferred Stock, at any time on or after the fifth (5th) anniversary of the Series F Original Issue Date, from (a) in the case of the Series D Preferred Stock, the holders of at least a majority of the then outstanding shares of such series, voting as a separate class, (b) in the case of the Series C Preferred Stock, the holders of at least a majority of the then outstanding shares of such series, voting as a separate class, or (c) in the case of the Series A Preferred Stock and Series B Preferred Stock, the holders of at least 60% of the then outstanding shares of such series, voting together as a single class (each a “Series A-D Redemption Request” and together with a Series E Redemption Request and a Series F Redemption Request, each a “Redemption Request”). The date of each such installment shall be referred to as a “Series A-D Redemption Date” and together with a Series E Redemption Date and a Series F Redemption Date, each a “Redemption Date”.

6.1.4    On each Redemption Date, the Corporation shall redeem, in each case subject to the prior redemption in full of (a) first, the shares of Designated Series F Preferred Stock prior to the redemption of any Series E Preferred Stock and (b) second, the shares of Series E Preferred Stock (other than any Excluded Shares) prior to the redemption of any Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (collectively, the “Series A-D Preferred Stock”), on a pro rata basis in

Confidential Treatment Requested by HS Spinco, Inc.

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accordance with the number of shares of Series F Preferred Stock, Series E Preferred Stock or Series A-D Preferred Stock, as the case may be, owned by each holder, that number of outstanding shares of Series F Preferred Stock, Series E Preferred Stock or Series A-D Preferred Stock with respect to which a redemption has been requested hereunder and to which such Redemption Date applies, determined by dividing (i) the total number of shares of Series F Preferred Stock, Series E Preferred Stock or of such series of Series A-D Preferred Stock, as applicable, outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates applicable to such series of Preferred Stock (including the Redemption Date to which such calculation applies); provided, however, that Excluded Shares (as such term is defined in Subsection 6.2) shall not be redeemed and shall be excluded from the calculations set forth in this sentence. If the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Preferred Stock to be redeemed on such Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, in proportion to the respective amounts which would otherwise be payable in respect of the shares to be redeemed on such Redemption Date if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

6.1.5    Notwithstanding anything to the contrary set forth in Section 6.1.2, 6.1.3 and/or 6.1.4, in the event that a holder of Series F Preferred Stock delivers an untimely Series F Redemption Joinder Election or delivers a Series F Redemption Request on or after the first Series F Redemption Date (each, a “Subsequent Series F Redemption Request”), the Corporation shall redeem all shares of Series F Preferred Stock held by each holder that delivers such a Subsequent Series F Redemption Request in three equal annual installments commencing on the first Redemption Date thereafter or, if no other redemption is then in progress, commencing on the date that is 60 days after such Subsequent Series F Redemption Request, pari passu with all other shares of Preferred Stock subject to redemption on each such Redemption Date, if any.

6.2    Redemption Notice. The Corporation shall send written notice of the mandatory redemption, and with respect to shares of Series F Preferred Stock, elective redemption (the “Redemption Notice”) to each holder of record of each series of Preferred Stock with respect to which redemption has been requested, not less than 40 days prior to each Redemption Date applicable to such series of Preferred Stock. Each Redemption Notice shall state:

(a)    the number of shares of Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(b)    the Redemption Date and the Redemption Price;

(c)    the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and

(d)    that, unless the holder elects for such holder’s shares of Preferred Stock to not be redeemed in accordance with Subsection 6.3, the holder is to surrender

Confidential Treatment Requested by HS Spinco, Inc.

Pursuant to 17 C.F.R. Section 200.83

to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed; provided that with respect to a holder of Series F Preferred Stock, the shares of Series F Preferred Stock shall not be redeemed unless such holder provides written notice to the Company of its election to participate in the redemption requested pursuant to the Series F Redemption Request at least twenty (20) days prior to the first Series F Redemption Date with respect thereto.

If the Corporation receives, on or prior to the 20th day after the date of delivery of the Redemption Notice to a holder of Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 6, then the shares of Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall thereafter be “Excluded Shares”. Excluded Shares (excluding shares of Series F Preferred Stock with respect to which a Subsequent Series F Request is made) shall not be redeemed or redeemable pursuant to this Section 6, whether on such Redemption Date or thereafter.

6.3    Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4 or to exclude such shares from redemption, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall promptly be issued to such holder.

6.4    Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor. For the avoidance of doubt, notwithstanding anything to the contrary herein, any applicable shares of Preferred Stock for which the Redemption Price has not been paid shall continue to accrue Cumulative Dividends thereon in accordance with Section 1.1.

7.    Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

Confidential Treatment Requested by HS Spinco, Inc.

Pursuant to 17 C.F.R. Section 200.83

8.    Waiver. Except as otherwise provided in this Certificate of Incorporation, any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein, other than Subsections 3.3.2, 3.3.3 and 3.3.4 which may be waived only by the holders of each series of Preferred Stock specified therein, may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the Majority Holders; provided that every action that requires consent of the Series F Required Holders, or a specified percentage of any series of Preferred Stock, may be waived only by such holders.

9.    Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

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TENTH: The following indemnification provisions shall apply to the persons enumerated below.

1.    Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Tenth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

2.    Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.

3.    Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4.    Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in

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its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

5.    Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

6.    Non-Exclusivity of Rights. The rights conferred on any person by this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

7.    Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8.    Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Tenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.

9.    Amendment or Repeal. Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ELEVENTH:     The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and primarily in such Covered Person’s capacity as a director of the Corporation.

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Confidential Treatment Requested by HS Spinco, Inc.

Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, this Sixth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this 13 day of July, 2017.

By:	/s/ Benjamin Shaw
Benjamin Shaw, President